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                                                 EXHIBIT 99.1
                                                 ------------

            CERTIFICATION OF CHIEF EXECUTIVE OFFICER
    PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                        (18 U.S.C. 1350)

The undersigned, James T. Huffman, President and Chief Executive Officer of CREDO Petroleum Corporation (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 2002 (the "Report").

The undersigned hereby certifies that:

1.  The Report fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 11th day of September, 2002.


                              /s/ James T. Huffman
                             -------------------------------
                             James T. Huffman
                             President and Chief Executive
                             Officer